EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 014140) of First Albany Companies Inc. of our report dated March 1, 2004 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report of Form 10-K. We also consent to the incorporation by reference of our report dated March 1, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/PRICEWATERHOUSECOOPERS LLP

March 1, 2004

Albany, New York